AMENDMENT #4
TO
MASTER SERVICES AGREEMENT

This Amendment (“Amendment”) effective June 30, 2013 (“Amendment Effective Date”) is between Synacor, Inc. (“Synacor”) and Toshiba America Information Systems, Inc. (“Client”) under which the parties hereto mutually agree to modify and amend the Master Services and Linking Agreement entered into as of July 1, 2010 (including the exhibits, schedules and amendments thereto, the “Agreement”).

1.0	Term: Pursuant to Section 7.2 of the Agreement, the parties hereby agree to extend the term of the Agreement for one year ending September 30, 2014.

2.0
Scope of Amendment: This Amendment supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Amendment and all past dealing or industry custom. This Amendment shall be integrated in and form part of the Agreement upon execution. All terms and conditions of the Agreement shall remain unchanged except as expressly modified in this Amendment; and the terms of the Agreement, as modified by this Amendment, are hereby ratified and confirmed. Where the terms of the Agreement conflict with those of this Amendment, however, the terms of this Amendment shall control. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.

SYNACOR, INC.	TOSHIBA AMERICA INFORMATION SYSTEMS, INC.
By: /s/ Scott A. Bailey___________     By: /s/ Jeff Barney______________
Name: Scott Bailey_____________     Name: Jeff Barney______________
Title: Chief Operating Officer_____     Title: VP/GM__________________

GDSVF&H\651414.2